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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT TO CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2005

DIVIDEND CAPITAL TRUST INC.
(Exact name of small business issuer as specified in its charter)

Maryland	000-50724	82-0538520
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 17th Street, Suite 1700
Denver, CO 80202
(Address of principal executive offices)

(303) 228-2200
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Acquisition or Disposition of Assets

Purchase of Technicolor II Distribution Facility, Shelby 4 Distribution Facility, Shelby 5 Distribution Facility and Shelby 19 Distribution Facility

        On December 29, 2004, we filed a Form 8-K with regard to our entry into a purchase agreement dated December 23, 2004 (the "Agreement") to acquire seven bulk distribution and warehouse facilities comprising approximately 3.6 million square feet located in Memphis, Tennessee.

        On February 4, 2005, we filed a Form 8-K with regard to the acquisition pursuant to the Agreement of the Technicolor II distribution facility ("Technicolor"). On February 23, 2005, and on March 10, 2005, we filed amendments to the aforementioned Form 8-K with regard to the acquisitions pursuant to the Agreement of the Shelby 4 distribution facility ("Shelby 4") and the Shelby 5 distribution facility ("Shelby 5").

        Pursuant to the Agreement, on March 18, 2005, we acquired a fee interest in a distribution facility ("Shelby 19") comprising 648,750 square feet located in Memphis, Tennessee. The total estimated cost of Shelby 19 is approximately $21.6 million (which includes an acquisition fee of $212,450 that is payable to Dividend Capital Advisors LLC, our advisor), which was paid from net proceeds from our public offering and the assumption of debt.

        Shelby 19 was acquired from the following unaffiliated third parties: Panattoni-Shelby 19, LLC, Rieger-Shelby 19, LLC, Van Valkenburgh-Shelby 19, LLC and The Jordan Revocable Trust. The purchase price was determined through negotiations between the sellers and our advisor. The total cost of this acquisition may increase by additional costs which have not yet been finally determined. We expect any additional costs to be immaterial.

        In our Form 8-K that we filed on February 4, 2005, with regard to the acquisition of Technicolor, we indicated that we would file financial statements relating to this acquisition, and subsequent related acquisitions, by an amendment to our Form 8-K within 75 days of the date of acquisition. We have since determined that the combined net book value of Technicolor, Shelby 4, Shelby 5 and Shelby 19, together with the net book value of the Wickes Distribution Center (our acquisition of this facility is described in more detail in the Form 8-K we filed on January 7, 2005), does not constitute a "significant amount of assets" as such term is defined pursuant to Form 8-K. As such, we are not required at this time to file Item 9.01 financial statements for these acquisitions. However, in the event that we acquire additional facilities, we will reassess whether Item 9.01 financial statements are required.

Item 9.01 Financial Statements and Exhibits

        Because the combined net book value of the aforementioned facilities does not constitute a "significant amount of assets" as such term is defined pursuant to Form 8-K, we are not required at this time to file Item 9.01 financial statements for these acquisitions. However, in the event that we acquire additional facilities, we will reassess whether Item 9.01 financial statements are required.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIVIDEND CAPITAL TRUST INC.
March 22, 2005	By:	/s/ EVAN H. ZUCKER Evan H. Zucker Chief Executive Officer

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  Item 2.01 Acquisition or Disposition of Assets
  Item 9.01 Financial Statements and Exhibits
SIGNATURES